UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 7, 2006

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	34-0-26512	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 8-20 East Broadway, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On February 7, 2006, RenaissanceRe Holdings Ltd. (the "Company") issued a press release (the "Press Release") announcing the Company's preliminary results for the quarter and year ended December 31, 2005. A copy of the Press Release is attached hereto as Exhibit 99.1 to this Form 8-K. This Form 8-K and Exhibit 99.1 hereto are each being furnished to the Securities and Exchange Commission (the "SEC") pursuant to Item 2.02 of Form 8-K and are therefore not to be considered "filed" with the SEC.

Non-GAAP Financial Measures

In addition to the GAAP financial measures set forth in the Press Release, the Company has included certain non-GAAP financial measures in the Press Release within the meaning of Regulation G. The Company has consistently provided these financial measurements in previous investor communications and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company's overall financial performance.

The Company has included in the Press Release "net operating loss attributable to common shareholders" of $206.9 million in the fourth quarter of 2005 (as compared with "net operating income available to common shareholders" of $188.6 million in the fourth quarter of 2004) and "net operating loss attributable to common shareholders" of $274.5 million for the year ended December 31, 2005 (as compared with "net operating income available to common shareholders" of $109.7 million for the year ended December 31, 2004). The Company has also included in the Press Release "operating loss per common share" of $2.92 during the fourth quarter of 2005 (as compared with "operating income per common share" of $2.62 during the fourth quarter of 2004) and "operating loss per common share" of $3.89 for the year ended December 31, 2005 (as compared with "operating income per common share" of $1.53 for the year ended December 31, 2004). Each of these measures is a non-GAAP financial measure.

The Company uses "operating income" (or "operating loss") as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. "Operating income" (or "operating loss") as used in the Press Release differs from "net income attributable to common shareholders" (or "net loss attributable to common shareholders"), which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on investments. In the Press Release, the Company provides that "net loss attributable to common shareholders" during the fourth quarter of 2005 was $210.4 million (as compared with "net income available to common shareholders" of $191.5 million during the fourth quarter of 2004) and "net loss attributable to common shareholders" of $281.4 million for the year ended December 31, 2005 (as compared with "net income available to common shareholders" of $133.1 million for the year ended December 31, 2004). In the Press Release, the Company also provides that "net loss per common share" during the fourth quarter of 2005 was $2.97 (as compared with "net income per common share" of $2.66 during the fourth quarter of 2004) and "net loss per common share" of $3.99 for the year ended December 31, 2005 (as compared with "net income per common share" of $1.85 for the year ended December 31, 2004). In addition to the reasons for this presentation set forth above, the Company's management also believes that presentation of "operating income" (or "operating loss") is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the Company's investment portfolio, which is not considered by management to be a relevant indicator of business operations.

The Company has also included in the Press Release "operating return on average common equity (annualized)" of (44.2)% for the fourth quarter of 2005 (as compared with 36.7% for the fourth quarter of 2004) and (13.3)% for the year ended December 31, 2005 (as compared with 5.1% for the year ended December 31, 2004), which is a non-GAAP financial measure. The principal difference between "operating return on average common equity (annualized)" and "return on average common equity (annualized)," which the Company believes is the most directly comparable GAAP measure, is that "operating return on average equity (annualized)" excludes realized gains and losses on investments. In the Press Release, the Company provides that "return on average common equity (annualized)" was (45.0)% in the fourth quarter of 2005 (as compared with 37.2% for the fourth quarter of 2004) and was (13.6)% for the year ended December 31, 2005 (as compared with 6.2% for the year ended December 31, 2004).

The Company has also included in the Press Release "total managed catastrophe premium" of $99.2 million in the fourth quarter of 2005 (as compared with $31.8 million in the fourth quarter of 2004) and of $791.9 million for the year ended December 31, 2005 (as compared with $753.4 million for the year ended December 31, 2004), which is a non-GAAP financial measure. The principal difference between "total managed catastrophe premium" and "total catastrophe premium," which the Company believes is the most directly comparable GAAP measure, is the inclusion in "total managed catastrophe premium" of catastrophe premium written by Top Layer Reinsurance Ltd., a joint venture which is accounted for under the equity method of accounting. In the Press Release, the Company provides that "total catastrophe premium" was $99.2 million in the fourth quarter of 2005 (as compared with $31.7 million during the fourth quarter of 2004) and was $732.0 million for the year ended December 31, 2005 (as compared with $683.2 million for the year ended December 31, 2004). In addition to the reasons for this presentation set forth above, the Company's management also believes that presentation of "total managed catastrophe premium" is useful to investors because it provides a measure of total catastrophe reinsurance premium assumed by the Company through its consolidated subsidiaries and related joint ventures.

The Company has also included in the Press Release "normalized gross premiums written" for the Company's Reinsurance segment of $1,064.2 million for the year ended December 31, 2005 (as compared with $1,078.8 million for the year ended December 31, 2004), which is a non-GAAP financial measure. "Normalized gross premiums written" for fiscal 2005 differs from "gross premiums written", which the Company believes is the most directly comparable GAAP measure, due principally to the exclusion of reinstatement premiums written from large catastrophes, back-up reinsurance coverage provided to companies to replace reinsurance protection lost from a large catastrophe and reinsurance coverage provided to companies to cover a named hurricane, and the inclusion of catastrophe premium written by Top Layer Reinsurance Ltd., a joint venture which is accounted for under the equity method of accounting. In the Press Release, the Company provides that "gross premiums written" for the Company's Reinsurance segment was $1,157.7 million for the year ended December 31, 2005 (as compared with $1,066.1 million for the year ended December 31, 2004). In addition to the reasons for this presentation set forth above, the Company's management also believes that presentation of "normalized gross premiums written" is useful to investors and other interested parties because it provides a measure of reinsurance premium, assuming a normal level of catastrophe losses.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit #	Description
99.1*	Copy of the Company's press release, issued February 7, 2006

*	Exhibit 99.1 is being furnished to the SEC pursuant to Item 2.02 and is not being filed with the SEC. Therefore, this exhibit is not incorporated by reference in any of the registrant's other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: February 7, 2006	By: /s/ John M. Lummis

Name: John M. Lummis Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1*	Copy of the Company's press release, issued February 7, 2006

*	Exhibit 99.1 is being furnished to the SEC pursuant to Item 2.02 and is not being filed with the SEC. Therefore, this exhibit is not incorporated by reference in any of the registrant's other SEC filings.